      As Filed with the Securities and Exchange Commission on May 28, 1996

                                                      Registration No. 33-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                   HEARx LTD.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              22-2748248
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)              Identification No.)

                                471 Spencer Drive
                         West Palm Beach, Florida  33409
                                 (407) 478-8770
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Paul A. Brown, M.D.
                      Chairman and Chief Executive Officer
                                   HEARx LTD.
                                471 Spencer Drive
                         West Palm Beach, Florida  33409
                                 (407) 478-8770
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                        Copies of all correspondence to:

                            William F. Bavinger, Esq.
                               LaDawn Naegle, Esq.
                                 Bryan Cave, LLP
                        700 13th Street, N.W., Suite 700
                           Washington, D.C. 20005-3960
                                 (202) 508-6000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                  Proposed maximum   Proposed maximum
     Title of each class             Amount        offering price        aggregate            Amount of
of securities to be registered  to be registered    per unit <F1>   offering price <F1>   registration fee
- ------------------------------  ----------------  ----------------  -------------------  -------------------

Common Stock,
  $.10 par value per share      3,000,000 shares        $5.94          $17,820,000.00         $6,144.83
============================================================================================================


<F1>     Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices for the Common Stock as reported on the American
         Stock Exchange on May 23, 1996.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

- -------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
- -------------------------------------------------------------------------------

                    SUBJECT TO COMPLETION, DATED MAY 28, 1996

                             PRELIMINARY PROSPECTUS

                                3,000,000 Shares

                                   HEARx LTD.

                                  Common Stock


    This Prospectus relates to 3,000,000 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of HEARx LTD., a Delaware corporation (the "Company"). The Company issued the Shares in January and April 1996 upon the conversion of shares of the Company's convertible preferred stock and the exercise of warrants issued in December 1994. See "Selling Shareholders."

    The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents and legal fees of counsel to the Selling Shareholders in excess of $15,000.

    The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions (which may include block transactions) on the American Stock Exchange (the "AMEX") at the market prices then prevailing. Sales of the Shares may also be made through negotiated transactions or otherwise. The Selling Shareholders and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended (the "Securities Act"), and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

    The Common Stock is traded on the AMEX under the symbol "EAR." The closing price of the Common Stock as reported on the AMEX on May 23, 1996, was $5.88 per share.

    AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" ON PAGES 6 THROUGH 10.

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES

AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                 The date of this Prospectus is May ____, 1996.

                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies are available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information, reference is hereby made to the Registration Statement and exhibits thereto, copies of which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtained from the Commission at the same address at prescribed rates.


                           INCORPORATION BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

    (1) Annual Report on Form 10-K for the fiscal year ended December 29, 1995, filed pursuant to Section 13(a) of the Exchange Act, as amended on Form 10-K/A (the "1995 Form 10-K").

    (2) Quarterly Report on Form 10-Q for the quarter ended March 29, 1996, filed pursuant to Section 13(a) of the Exchange Act.

    (3)  Current Report on Form 8-K dated May 17, 1996, filed pursuant to
         Section 13(a) of the Exchange Act.

    (4) The description of Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall hereby be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON TO HEARX LTD., 471 SPENCER DRIVE, WEST PALM BEACH, FLORIDA 33409, ATTENTION: DAVID W. FORMAN, SECRETARY (TELEPHONE: (407) 478-8770).

    No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                  RISK FACTORS

    The following factors should be carefully considered in evaluating the Company and its business before purchasing any of the Shares offered hereby.


Recent and Future Expansion; Management of Growth

    The Company has expanded its network of hearing care centers recently and plans to continue such expansion. The Company's operating results will be adversely affected if revenues do not increase sufficiently to compensate for the increase in operating expenses resulting from this expansion. In addition, this expansion will increase the demands on the Company's management, technical, financial and other resources. If the Company is unable to manage growth effectively, or to integrate fully its infrastructure systems throughout its network of hearing care centers, its operating results may be adversely affected.


History of Operating Losses

    The Company has incurred losses in each year since its organization. There can be no assurance that the Company will achieve profitability in the near or long term.

Use of Proceeds

    The Company will not receive any proceeds from the offer or sale of the Shares by the Selling Shareholders.


No Dividends

    The Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.


Reliance on Senior Management

    The operations of the Company are dependent in large part upon the efforts of Paul A. Brown, M.D., Chairman of the Board and Chief Executive Officer, and Stephen J. Hansbrough, President and Chief Operating Officer. The loss of the services of Dr. Brown or Mr. Hansbrough could adversely affect the conduct and operation of the Company's business. The Company has purchased a "key man" insurance policy on Dr. Brown's life in the amount of $3,000,000 for the benefit of the Company.


Competition

    The hearing care industry is highly fragmented with approximately 11,000 practitioners providing testing and dispensing products and services. Most competitors are small retailers generally focusing on the sale of hearing aids without providing comprehensive audiometric testing and other professional services. Among the larger distributors of hearing aids are: (i) Bausch & Lomb Inc., a hearing aid manufacturer whose distribution system is through a national network of over 1,000 franchised stores (Miracle Ear) including 400 located in Sears Roebuck & Co. stores; and (ii) Beltone Electronics Corp., a privately-owned hearing aid manufacturer that distributes its products primarily through its network of approximately 600 franchised dealers. A number of these stores and dealers are located in the areas the Company serves. Although the Company believes it offers more comprehensive services and products, there can be no assurance that these large, established companies, which have far greater resources than the Company, will not capture the market targeted by the Company. Nor can there be any assurance that the hearing care market can be consolidated successfully by the Company or its competitors.


Renewal of Agreements with Health Insurance and Managed Care Organizations

    Since 1991, the Company has entered into agreements with certain health insurance and managed care organizations to provide hearing care products and services, and has established hearing care centers in the related market areas. The terms of a number of these agreements are to be renegotiated annually, and the failure to renew the agreements could adversely affect the operation of the hearing care centers located in the related market areas. In addition, the failure to renew the agreements which provide for payment to the Company on a per capita basis would cause the Company to lower its estimates of revenues to be received over the life of the agreements and could have an adverse effect on the Company's results of operations.

Reliance on Manufacturers

    Through its hearing care centers, the Company makes available to customers hearing aids supplied by approximately six major manufacturers, as well as hearing enhancement devices manufactured by other companies. The Company relies on these manufacturers to supply such products.


Product and Professional Liability

    In the ordinary course of its business, the Company may be subject to product and professional liability claims alleging the failure of or adverse effect claimed to have been caused by, products sold or services provided by the Company. The Company maintains insurance at a level which the Company believes to be adequate. A successful claim in excess of the policy limits of the Company's liability insurance could adversely affect the Company. As the distributor of products manufactured by others, the Company believes it would properly have recourse against the manufacturer in the event of a product liability claim; however, there can be no assurance that recourse against a manufacturer by the Company would be successful, or that any manufacturer will maintain adequate insurance or otherwise be able to pay such liability.


Regulation

    The practice of audiology and the dispensing of hearing aids are not presently regulated on the Federal level. The sale of hearing aids, however, is subject to certain limited regulations promulgated by the United States Food and Drug Administration. Generally, state regulations, where they exist, are concerned primarily with the formal licensure of audiologists and of those who dispense hearing aids and with practices and procedures involving the fitting and dispensing of hearing aids. There can be no assurance that regulations do not exist in jurisdictions in which the Company plans to open centers or will not be promulgated in states in which the Company currently operates centers or at the Federal level which may have a material adverse effect upon the Company. Such regulations might include stricter licensure requirements for dispensers of hearing aids, inspection of centers for the dispensing of hearing aids and the regulation of advertising by dispensers of hearing aids. The Company knows of no current or proposed regulations with which it, as currently operated, could not comply.


Possible Volatility of Prices

    The market price of the Common Stock has changed significantly since October 1995. Future changes in the market price of the Common Stock may bear no relation to the Company's results of operations.


Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing

    A substantial number of shares of Common Stock are or will be issuable by the Company upon the conversion of convertible preferred stock and the exercise of warrants and options which the Company has issued or agreed to issue, which would result in substantial dilution to a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the convertible preferred stock, (i) the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common Stock decreases); (ii) there is no cap on the number of shares of Common Stock which may be issuable; and (iii) a minimum of 10,020,000 shares are issuable (based on a fixed conversion price of $5.00 per share). In addition, the number of shares issuable upon the conversion of the convertible preferred stock and the exercise of the warrants and options is subject to adjustment upon the occurrence of certain dilutive events.

         On May 15, 1996, there were issued and outstanding a total of 68,001,983 shares of Common Stock. If all convertible preferred stock, warrants and options which the Company has issued or agreed to issue were deemed converted and exercised, as the case may be, as of May 15, 1996 (based on the fixed conversion price of $5.00 per share), there would be issuable 31,954,958 shares of Common Stock. Upon such conversion and exercise, there would be outstanding 99,956,941 shares of Common Stock. Of these, the Company has registered for resale 12,152,536 shares (including the Shares offered hereby) and has granted demand registration rights in respect of approximately 30,774,908 additional shares. The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financing by the Company. The availability to the Company of additional equity financing, and the terms of any such financing, may be adversely affected by the foregoing.


Continued AMEX Listing

    The Common Stock was listed and began trading on the AMEX on March 15, 1996. The AMEX will consider delisting a company's securities if, among other things, the company fails to maintain stockholder's equity of at least $2,000,000 if the company has sustained losses from continuing operations or net losses in two of its three most recent fiscal years; the company fails to maintain stockholder's equity of $4,000,000 if the company has sustained losses from continuing operations or net losses in three of its four most recent fiscal years; or the company has sustained losses from continuing operations or net losses in its five most recent fiscal years. If, for any reason, the Company were unable to meet such requirements, the Common Stock could be delisted from the AMEX. In that event, trading, if any, in the Common Stock would be conducted in the over-the-counter market and the ability of holders to sell or otherwise dispose of such shares could be adversely affected. In addition, if such delisting were to occur, transactions in shares of the Common Stock could become subject to the Commission's "penny stock" regulations.


"Penny Stock" Regulations

    The Commission has adopted regulations that define a "penny stock" to include any over-the-counter equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prescribed by the Commission relating to the penny stock market, subject to certain exemptions. A broker-dealer effecting transactions in penny stocks must disclose the commissions payable to both the broker-dealer and any registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing the recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the penny stock regulations were to become applicable to transactions in shares of the Common Stock, they could adversely affect the ability of holders to sell or otherwise dispose of such shares.


Potential Change in Voting Control of the Company

    As of March 29, 1996, the directors and executive officers of the Company beneficially owned, as a group, approximately 20.2% of the 65,909,183 shares of Common Stock. If all convertible preferred stock, warrants and options which the Company has issued or agreed to issue were deemed converted and/or exercised on May 15, 1996, the directors and executive officers would beneficially own approximately 13% of the then outstanding Common Stock. See "-- Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing."


                                   THE COMPANY

    The Company operates a network of hearing care centers which provide a full range of audiological products and services for the hearing impaired. The Company's strategy focuses on contracting with managed care and health insurance companies to provide to their members and beneficiaries high quality hearing care utilizing state-of-the-art facilities with a full range of diagnostic and rehabilitative services, qualified professional staff and hearing education learning programs. The Company also provides such quality hearing care to the general population at the Company's centers.

    The Company currently operates more than 50 centers primarily located in Connecticut, Florida, New York, and New Jersey. Over the next several years, the Company's primary emphasis, depending on the availability of capital, will be opening (or selectively acquiring) additional Company-owned centers in these states.

    The Company's principal executive offices are located at 471 Spencer Drive, West Palm Beach, Florida 33409, and its telephone number is (407) 478-8770.

                              SELLING SHAREHOLDERS

    None of the Selling Shareholders is an affiliate of the Company or has had any position, office or other material relationship with the Company within the past three years except as a shareholder of the Company. The following table sets forth information with respect to the Selling Shareholders, based upon information provided by them.

                                  Shares Beneficially Owned                        Shares Beneficially Owned
  Name of Selling Shareholder         Prior to Offering      Shares Being Offered     After Offering <F1>
- --------------------------------  -------------------------  --------------------  -------------------------

Aeneas Venture Corporation                  337,539                 186,187                  151,352
MBL Assurance Company                       335,576                 185,104                  150,472
AVA Partners                                315,016                 173,763                  141,253
Cornell University                          281,284                 155,156                  126,128
Ziff Investors Partnership L.P.-II          277,354                 152,989                  124,365
John H. Foster                              183,744                 101,353                   82,391
1950 Associates                             168,769                  93,093                   75,676
Foster & Foster                             151,188                  83,395                   67,793
Mison Nominees Limited                      123,193                  67,953                   55,240
Frederic C. Hamilton                        119,259                  65,783                   53,476
Irwin Lehrhoff Trust                        115,886                  63,923                   51,963
Ropima Inc.                                 115,331                  63,617                   51,714
Dartmouth College                           112,513                  62,062                   50,451
Anstalt Vestro                              112,513                  62,062                   50,451
Schetty AG                                  112,513                  62,062                   50,451
A.B.S. Securities, S.A.                     110,548                  60,978                   49,570
Island Partners                             108,585                  59,896                   48,689
Stephen F. Nagy                              99,392                  54,825                   44,567
Madina Navegacion S.A.                       84,385                  46,547                   37,838
Trust U/W John W.B. Hadley                   81,439                  44,922                   36,517
Mison Nominees Limited -CP 1735              70,321                  38,789                   31,532
Madrinvest Inc.                              68,600                  37,840                   30,760
Saw Island Partners                          64,689                  35,682                   29,007
PR Venture Partners L.P.                     56,256                  31,031                   25,225
Monarch Life Insurance Company               56,256                  31,031                   25,225
Orgavia Familienstiftung                     56,256                  31,031                   25,225
Richardson Pratt, Jr.                        54,292                  29,947                   24,345
Hollyhill Inc.                               52,312                  28,855                   23,457
Caroline H. Fleming                          50,573                  27,896                   22,677
Gale Warren Moser                            44,722                  24,669                   20,053
L. Scott Frantz                              44,300                  24,436                   19,864
William T. Frantz                            44,300                  24,436                   19,864
T/U/A 1983 f/b/o Laing P. Foster             41,425                  22,850                   18,575
T/U/A 1983 f/b/o Virginia B. Foster          41,425                  22,850                   18,575
Dalimor Holdings SA                          43,388                  23,933                   19,455
Gamma-Nest Company Ltd.                      43,035                  23,738                   19,297
Marion Ventures                              37,842                  20,874                   16,968
M. Jamil Al-Dahlawi Company                  36,932                  20,372                   16,560
MAK International Investment Co.             35,550                  19,609                   15,941
Alkin Partnership                            29,815                  16,446                   13,369
Peter A. Miller                              28,129                  15,516                   12,613
Jeffrey S. Levitt                            28,129                  15,516                   12,613
Edward D. Arioli                             27,147                  14,974                   12,173

                                  Shares Beneficially Owned                        Shares Beneficially Owned
  Name of Selling Shareholder         Prior to Offering      Shares Being Offered     After Offering <F1>
- --------------------------------  -------------------------  --------------------  -------------------------

Trust U/W Frank E. Payne                     27,147                  14,974                   12,173
Burlington Retirement System                 27,147                  14,974                   12,173
Industrie-und Handelsbank                    27,147                  14,974                   12,173
Landmark Equity Partners V, L.P.             27,147                  14,974                   12,173
Killarney Investments Ltd.                   20,239                  11,164                    9,075
Lucy S. Moore                                17,526                   9,667                    7,859
Leocorn Foundation                           17,526                   9,667                    7,859
Rocklane Partners (II)                       16,877                   9,309                    7,568
Abbstar Investment Co. Ltd.                  16,866                   9,303                    7,563
Ethel S. Pratt                               16,457                   9,078                    7,379
Priscilla P. Hurd                            16,288                   8,984                    7,304
Shing Kwan Investment Co., Ltd.              15,917                   8,780                    7,137
William Feldman                              15,414                   8,502                    6,912
Burton C. Gray Trust                         15,177                   8,372                    6,805
Lucille G. Murchison                         15,505                   8,553                    6,952
SAKX Holdings Company Limited                14,908                   8,223                    6,685
Robert S. Schlesinger                        14,401                   7,944                    6,457
William P. Nicoletti                         14,064                   7,758                    6,306
Corning Associates VC-1                      13,845                   7,637                    6,208
Grange Nominees Limited No. 2                13,573                   7,487                    6,086
Lynn A. Foster                               13,573                   7,487                    6,086
Gateled Inc.                                 13,573                   7,487                    6,086
Laure-Anne Brown                             12,544                   6,919                    5,625
Red Sea Global Investment Co. Ltd.           12,265                   6,765                    5,500
Buckland Holdings, Inc.                      12,068                   6,657                    5,411
Heidi Nitze                                  11,730                   6,470                    5,260
William A. Nitze                             11,561                   6,377                    5,184
Helen S. Fitzgerald                          11,252                   6,207                    5,045
Gianni Ragazzi                               11,252                   6,207                    5,045
Victor Elbaz                                 11,252                   6,207                    5,045
Orley Investments Inc.                       10,858                   5,989                    4,869
Susan Hurd Cummings                          10,858                   5,989                    4,869
Elisabeth Saint-Armand Trust                 10,624                   5,860                    4,764
N. Alexander Saint-Armand Trust              10,624                   5,860                    4,764
Nicole Marie Blaise                          10,548                   5,818                    4,730
Patrick van der Rest                         10,548                   5,818                    4,730
Henry Paul van der Rest                      10,548                   5,818                    4,730
Oliver van der Rest                          10,548                   5,818                    4,730
Fostervest, Inc.                             10,120                   5,582                    4,538
Corning Inc. Pension Master Trust            10,120                   5,582                    4,538
Superior Partners                            10,120                   5,582                    4,535
Edward M. Lamont                              9,114                   5,027                    4,087
Philip Jennison Trust U/W Lucile B.           8,675                   4,785                    3,890
Red Sea Insurance Company, Ltd.               8,433                   4,652                    3,781
Chastethorpe Securities Ltd.                  8,433                   4,652                    3,781
C. Boyden Gray                                8,144                   4,492                    3,652
Keeler Motor Car Company, L.P.                8,144                   4,492                    3,652
Cynthia C. Saint-Armand Trust                 7,738                   4,268                    3,470
Marion Ventures II                            7,253                   4,001                    3,252
Andrew J. Beck                                7,190                   3,966                    3,224
Greenhouse Associates                         6,746                   3,721                    3,025
R. Gregg Stone Trust                          6,300                   3,475                    2,825

                                  Shares Beneficially Owned                        Shares Beneficially Owned
  Name of Selling Shareholder         Prior to Offering      Shares Being Offered     After Offering <F1>
- --------------------------------  -------------------------  --------------------  -------------------------

Laing P. Foster 1983 Trust,
  Stephen C. Curley, Esq., Trustee            6,086                   3,357                    2,729
Virginia B. Foster 1983 Trust,
  Stephen C. Curley, Esq., Trustee            6,086                   3,357                    2,729
William B. Churchman III                      5,767                   3,181                    2,586
David Chew Stephenson                         5,767                   3,181                    2,586
Philip D. Jennison                            5,767                   3,181                    2,586
Charles B. Delafield                          5,767                   3,181                    2,586
Neil A. Crane                                 5,767                   3,181                    2,586
Timothy F. Moore/D.B. Stone, Cust.            5,695                   3,141                    2,554
William S. Osier/D.B. Stone, Cust.            5,695                   3,141                    2,554
John C. Garbarino                             5,625                   3,103                    2,522
Helen S. Fitzgerald Trust                     5,625                   3,103                    2,522
David A. Barrett                              5,625                   3,103                    2,522
William B. Chappell                           5,625                   3,103                    2,522
Jennifer P. Stone Trust                       5,625                   3,103                    2,522
Timothy B. Stone Trust                        5,625                   3,103                    2,522
David Ian Purvis                              5,625                   3,103                    2,522
Bruce M. Dresner - IRA                        5,625                   3,103                    2,522
Salim Jacob Shashoua                          5,625                   3,103                    2,522
Alexander R. Sarratt, III                     5,625                   3,103                    2,522
Catherine S. Osier Trust                      5,625                   3,103                    2,522
R. Gregg Stone                                5,625                   3,103                    2,522
Lucy S. Moore Trust                           5,625                   3,103                    2,522
Family Ventures V L.P.                        5,625                   3,103                    2,522
Zilverenhoek Stiftung                         5,430                   2,995                    2,435
Alexander Keeler                              5,430                   2,995                    2,435
Simone M. King 1979 Trust                     5,430                   2,995                    2,435
Grange Nominees Limited No. 1                 5,430                   2,995                    2,435
Peter Nitze                                   5,430                   2,995                    2,435
H. Clayton Cook, Jr.                          5,430                   2,995                    2,435
George E. H. Comte                            5,430                   2,995                    2,435
Henrietta Holsman Fore                        5,430                   2,995                    2,435
Nanette L. Simmons                            5,430                   2,995                    2,435
Sobinaz Foundation, Vaduz                     5,059                   2,791                    2,268
Overseas International Limited                5,059                   2,791                    2,268
Anne K.R. Nitze                               4,579                   2,526                    2,053
J. William Barba Trust                        4,525                   2,496                    2,029
Galen L. Stone                                3,517                   1,940                    1,577
Ann B. Stone                                  3,516                   1,939                    1,577
James C. Dudley                               3,373                   1,860                    1,513
Aulis & Co.                                   3,373                   1,860                    1,513
Stephen Partnership                           3,373                   1,860                    1,513
Island Partners II                            3,373                   1,860                    1,513
United Gulf Bank                              3,373                   1,860                    1,513
Nichop Inc.                                   3,373                   1,860                    1,513
Tecloni Inc.                                  3,373                   1,860                    1,513
Brandon Associates                            3,373                   1,860                    1,513
Amico International Holdings Inc.             3,373                   1,860                    1,513
Abouco International Inc.                     3,373                   1,860                    1,513
Hasan Dahlawi                                 3,373                   1,860                    1,513
Ghasco International Inc.                     3,373                   1,860                    1,513
Stathis Andris                                3,150                   1,738                    1,412

                                  Shares Beneficially Owned                        Shares Beneficially Owned
  Name of Selling Shareholder         Prior to Offering      Shares Being Offered     After Offering <F1>
- --------------------------------  -------------------------  --------------------  -------------------------

Osier, Hannah Wood/D.B. Stone, Cust.          2,982                   1,645                    1,337
Richard M. Claflin 1985 Trust,
  Stephen C. Curley, Esq., Trustee            2,882                   1,590                    1,292
John A. Claflin 1985 Trust,
  Stephen C. Curley, Esq., Trustee            2,882                   1,590                    1,292
William H.G. Fitzgerald,
  RG Stone, Cust.                             2,882                   1,590                    1,292
Jane L. Richards                              2,882                   1,590                    1,292
Phoebe B. Stone Trust                         2,813                   1,552                    1,261
Edward I. Rudman Revocable Trust              2,813                   1,552                    1,261
Genevra L. Stone Trust                        2,813                   1,552                    1,261
Frances G. Beck                               2,813                   1,552                    1,261
Anthony D. Pell                               2,813                   1,552                    1,261
Thomas M. Haythe                              2,793                   1,540                    1,253
Monique K. Kitinoja                           2,713                   1,496                    1,217
Robert P. Schwartz, Trustee                   2,698                   1,488                    1,210
Robert P. Schwartz                            2,109                   1,163                      946
James E. Schwartz                             2,109                   1,163                      946
William G. Becker, Jr.                        1,809                     998                      811
William K. Lewis                              1,809                     998                      811
Stephen C. Curley                             1,733                     956                      777
Heintz Investment Company                     1,686                     930                      756
Thor H. Ramsing Trust                         1,686                     930                      756
Banque de Luxembourg S.A.                     1,686                     930                      756
Simon S.L. Cheng,
  1991 Trust/Stone Cust.                      1,686                     930                      756
Winds Group Inc.                              1,686                     930                      756
Daza S.A.                                     1,686                     930                      756
A.S.R. Corporation                            1,686                     930                      756
William A. Nitze Trust                        1,526                     842                      684
George G. Monks, Jr.                          1,357                     749                      608
Ellen M. Higgins                              1,357                     749                      608
William F.K. Monks                            1,357                     749                      608
Robert A.G. Monks                             1,357                     749                      608
Colombus Developments Ltd.                    1,350                     745                      605
Rokia Malatani                                1,350                     745                      605
Rand International Corp.                      1,281                     707                      574
Bidwell Family Partnership                    1,163                     642                      521
Robert A. Ouimette                            1,087                     600                      487
Harmony Holdings S.A.                         1,013                     559                      454
James J. Casey                                1,013                     559                      454
Lynn A. Foster Trust                          1,013                     559                      454
Leonard S. Baum                                 995                     549                      446
Nathan Hale                                     875                     482                      393
Khalco Enterprises, Inc.                        844                     466                      378
Faisalco International, Inc.                    844                     466                      378
Dianco Enterprises, Inc.                        844                     466                      378
John D. Macomber                                844                     466                      378
Nadco Enterprises, Inc.                         844                     466                      378
Marion R. Stone "B" Trust                       844                     466                      378
Howard A. Knight                                844                     466                      378
Russell S. Reynolds                             844                     466                      378
Miroslav M. Fajt                                750                     414                      336

                                  Shares Beneficially Owned                        Shares Beneficially Owned
  Name of Selling Shareholder         Prior to Offering      Shares Being Offered     After Offering <F1>
- --------------------------------  -------------------------  --------------------  -------------------------

Ralf International Corporation                  675                     372                      303
Hardwick Simmons                                675                     372                      303
Yadane Holding, N.V.                            675                     372                      303
Mansour Badr                                    675                     372                      303
Abdullah S.M. Balghonaim                        675                     372                      303
Marwan Kaki                                     675                     372                      303
Anne L. Hill                                    675                     372                      303
Thomas M. Haythe R/O IRA                        675                     372                      303
National Gardens Sub-Trust
  Schwartz Children                             675                     372                      303
Dr. Mansour I. Al-Turki                         675                     372                      303
John J. Butler                                  646                     356                      290
David Wawro                                     646                     356                      290
Bradley C. Cost                                 611                     338                      273
Caseem Ltd.                                     506                     279                      227
Jerry V. Smith                                  412                     227                      185
VanGus Resources Inc.                           337                     186                      151
Richard & Cynthia Wheatland                     337                     186                      151
Susan V. Barba Trustee                          337                     186                      151
Top Honour Investment Corp.                     337                     186                      151
Geoffrey B. Baker                               337                     186                      151
Michael R. Chase                                337                     186                      151
Gray Abbingdon Partners                         337                     186                      151
Frederick H. Prince                             337                     186                      151
Earnshaw Investment Corp.                       337                     186                      151
JTR Partnership                                 337                     186                      151
Hurd Family Partnership L/P                     337                     186                      151
Bernard Gitlow                                  337                     186                      151
Gallicano Investment Corp.                      337                     186                      151
Joseph Fitzpatrick                              337                     186                      151
Michael Segal                                   337                     186                      151
Leonard L. Silverstein                          337                     186                      151
Harry C. Cook Jr. IRA                           337                     186                      151
Michael B. Davies                               337                     186                      151
Arthur R. Schmauder                             337                     186                      151
Noel Z. Feldman/R.A. Baime, Trustee             253                     140                      113
Allison P. Feldman/R.A. Baime, Trustee          253                     140                      113
Sarah S. Fitzgerald/RG Stone, Cust.             169                      93                       76
Robert Godfrey Stone 1990 Trust                 169                      93                       76
Desmond S. Fitzgerald/RG Stone, Cust.           169                      93                       76
Americorp Financial, Inc.                       169                      93                       76
Andrew A. Moore/D.B. Stone, Cust.               169                      93                       76
T/U/A 1992 f/b/o Laura Nagy                      35                      19                       16
T/U/A 1992 f/b/o Andrea Nagy                     35                      19                       16
T/U/A 1992 f/b/o George Nagy                     35                      19                       16
                                  -------------------------  --------------------  -------------------------
                                          5,438,722               3,000,000                2,438,722
- ---------------

<F1>     Assumes all shares offered hereby are sold to persons who are not affiliates of the Selling
         Shareholders.  The Selling Shareholders may, but are not required to, sell all shares offered hereby.

    On December 30, 1994, the Company acquired certain assets and assumed certain liabilities of 18 Florida hearing care centers from Hearing Health Services, Inc., a Delaware corporation ("HHS"), for consideration consisting of 2,500 shares of the Company's convertible preferred stock and warrants to purchase 2,500,000 shares of Common Stock at an exercise price of $0.25 per share. On January 29, 1996, HHS exercised the warrants, surrendering 250,000 warrants in payment of the exercise price, and received 2,250,000 shares of Common Stock. On December 30, 1994, the Company also sold 2,500 shares of the Company's convertible preferred stock to three limited partnerships affiliated with HHS (collectively the "Partnerships") for a total price of $500,000. In April 1996, HHS and the Partnerships converted their shares of convertible preferred stock into a total of 5,000,000 shares of Common Stock. Pursuant to a series of transactions by HHS and the Partnerships (i) HHS transferred all of the Common Stock held by it to its wholly owned subsidiary, Brown's Creek, Inc., a Delaware corporation ("BCI"); (ii) BCI transferred 3,250,000 shares of such Common Stock to the Partnerships; and (iii) the Partnerships distributed all of their 5,750,000 shares of Common Stock to their partners. In connection with the December 1994 transactions, the Company granted certain registration rights to HHS and the Partnerships, which also were transferred ultimately to the partners of the Partnerships who are the Selling Shareholders.


                              PLAN OF DISTRIBUTION

    The Shares offered hereby may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on the AMEX or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The methods by which the shares may be sold may include, but not be limited to, the following:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales; and (g) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders may also sell shares in accordance with Rule 144 under the Securities Act.

    The Company has agreed to use its best efforts to maintain the effectiveness of the registration of the Shares offered hereby until the earlier of the date upon which all of the Shares offered hereby have been sold or a period of one year, whichever is shorter.

    The Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered hereby.

    The Company is bearing all of the costs relating to the registration of the Shares, except commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares and legal fees of the Selling Shareholders in an amount in excess of $15,000, all of which will be borne by the Selling Shareholders. The Company will not receive any of the proceeds from this offering.

    Pursuant to the registration rights granted to the Selling Shareholders, the Company has agreed to indemnify the Selling Shareholders and any person who controls a Selling Shareholder against certain liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this Prospectus, and the Registration Statement of which this Prospectus is a part, including liabilities under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker, dealer, underwriter, agent or market maker and, if any such broker, dealer, underwriter, agent or market maker purchases any of the Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting commissions or discounts under the Securities Act.


                                  LEGAL MATTERS

    The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Bryan Cave LLP, Washington, D.C.


                                     EXPERTS

    The consolidated financial statements and schedules of the Company as of December 29, 1995, and December 30, 1994, and for the years ended December 29, 1995, December 30, 1994, and September 30, 1993, and the three months ended December 31, 1993, have been audited by BDO Seidman, LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

    The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Company in connection with the sale and distribution of the shares registered hereby:

    SEC registration fee . . . . . . . . . . . . . . . . . . . $
    Accounting fees and expenses . . . . . . . . . . . . . . .
    Legal fees and expenses. . . . . . . . . . . . . . . . . .
    Miscellaneous expenses . . . . . . . . . . . . . . . . . .
                                                               ----------------
         Total . . . . . . . . . . . . . . . . . . . . . . . . $
                                                               ================


Item 15.  Indemnification of Directors and Officers

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such persons' heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

    Article VII of the Company's By-laws provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL.

    Section 102(b)(7) of DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article 7 of the Company's Certificate of Incorporation provides that the directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by Section 102(b)(7).


Item 16.  Exhibits

    See Exhibit Index.


Item 17.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on May 28, 1996.

                             HEARx LTD.

                             By:  /S/ PAUL A. BROWN, M.D.
                                  ---------------------------------------------
                                  Name:   Paul A. Brown M.D.
                                  Title:  Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Paul A. Brown, M.D. and Stephen J. Hansbrough, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                            Title                      Date
- ----------------------------  -----------------------------------  ------------

/S/ PAUL A. BROWN, M.D.       Chairman of the Board; Chief         May 28, 1996
- ----------------------------  Executive Officer and Director
Paul A. Brown, M.D.

/S/ TOMMY E. KEE              Vice President and Principal         May 28, 1996
- ----------------------------  Financial and Accounting Officer
Tommy E. Kee

/S/ FRED N. GERARD            Director                             May 28, 1996
- ----------------------------
Fred N. Gerard

/S/ DAVID J. MCLACHLAN        Director                             May 28, 1996
- ----------------------------
David J. McLachlan

/S/ THOMAS W. ARCHIBALD       Director                             May 28, 1996
- ----------------------------
Thomas W. Archibald

                                   HEARx LTD.
                                  EXHIBIT INDEX

Exhibit Number   Description
- --------------   --------------------------------------------------------------

     4.1         Specimen of Certificate representing Common Stock*

     5.1         Opinion of Bryan Cave LLP**

    23.1         Consent of BDO Seidman, LLP

    23.2         Consent of Bryan Cave (included in Exhibit 5.1)

    24.1         Power of Attorney (included in Signature Page)

- ---------------

* Filed as an Exhibit to the Company's Registration Statement on Form S-18 (Registration No. 33-17041-NY).

**  To be filed by amendment.